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                                                                    EXHIBIT 23.1


                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors and Shareholders

PCA International, Inc.

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

                                          (signed) KPMG PEAT MARWICK LLP

Charlotte, North Carolina


July 23, 1998